EXHIBIT 23

C O N S E N T O F I N D E P E N D E N T R E G I S T E R E D
P U B L I C A C C O U N T I N G F I R M

The Board of Directors
Sterling Bancorp:

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-97009 and No. 333-72294) of Sterling Bancorp of our reports dated March 15, 2007, with respect to: (1) to the consolidated balance sheets of Sterling Bancorp and subsidiaries as of December 31, 2006, and 2005, and the related consolidated statements of income, comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2006, and the consolidated statements of condition of Sterling National Bank and subsidiaries as of December 31, 2006 and 2005, and (2) management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 annual report on Form 10-K of Sterling Bancorp. The aforementioned report with respect to the consolidated financial statements refers to the Company’s adoption, in 2006, of SEC Staff Accounting Bulletin No.108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.”

/s/ KPMG LLP New York, New York
March 15, 2007
PAGE 107